Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Charles Murphy, CFA

Head of Investor Relations

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 624-5913

ir@exlservice.com

EXL REPORTS 2012 SECOND QUARTER RESULTS

Quarterly Revenues of $108.0 Million, Up 27%

Adjusted Earnings Per Share (EPS) of $0.36

New York, NY – July 31, 2012 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the second quarter of 2012.

Rohit Kapoor, Vice Chairman and CEO, commented: “In the second quarter, EXL generated rapid growth year-over-year as well as sequentially. As expected, our transformation practice accelerated, and achieved record quarterly revenues and gross profits. Growth was driven by strong demand for decision analytics services, particularly in the insurance and banking verticals.

I am pleased to announce that we have won a new strategic account with a global bank for transformation services. The role of analytics in our organization is increasing, and differentiating us as a company.

In addition, we saw excellent growth this quarter through service expansions with our large, global clients, and we see robust opportunity to expand these partnerships further. At the same time, our seventeen new client wins in the first half of 2012 is more than double the number of new client wins during the first half of 2011.”

Vishal Chhibbar, CFO, commented: “In the second quarter, EXL achieved revenues of $108.0 million, up 27% year-over-year, or 33% on a constant currency basis. Sequentially, revenues grew by 6% on a constant currency basis. During the quarter, margins expanded year-over-year and sequentially, driven by foreign exchange as well as a consequence of the rapid growth in our transformation business. This margin expansion more than offset the headwinds from wage increases implemented during the quarter. Our hedging strategy performed as expected, ensuring stable earnings per share despite foreign exchange volatility.”

For 2012, we are maintaining our adjusted diluted EPS guidance of $1.50 to $1.55. Assuming a second half of 2012 exchange rate of 55 Indian rupees to the US dollar, we now project revenues of $438 million to $442 million, primarily due to ongoing weakness in the rupee. Since we first provided 2012 guidance in March at an exchange rate of 49 rupees to the dollar, the rupee has depreciated by over 10%, creating a revenue headwind of approximately $10 million. On a constant currency basis, the midpoint of our revenue guidance remains the same.”

Financial Highlights – Second Quarter 2012

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•

Revenues for the quarter ended June 30, 2012 were $108.0 million compared to $85.0 million for the quarter ended June 30, 2011 and $104.6 million for the quarter ended March 31, 2012. Outsourcing services revenues for the quarter ended June 30, 2012 were $88.9 million compared to $68.7 million for the quarter ended June 30, 2011 and $89.7 million for the quarter ended March 31, 2012. Transformation services revenues for the quarter ended June 30, 2012 were $19.1 million compared to $16.3 million in the quarter ended June 30, 2011 and $14.9 million for the quarter ended March 31, 2012.

•

Gross margin for the quarter ended June 30, 2012 was 38.9% compared to 38.8% for the quarter ended June 30, 2011 and 36.3% for the quarter ended March 31, 2012. Outsourcing services gross margin for the quarter ended June 30, 2012 was 38.7% compared to 39.9% for the quarter ended June 30, 2011 and 37.1% for the quarter ended March 31, 2012. Transformation services gross margin for the quarter ended June 30, 2012 was 39.6% compared to 34.6% for the quarter ended June 30, 2011 and 31.5% for the quarter ended March 31, 2012.

•

Operating margin for the quarter ended June 30, 2012 was 13.3% compared to 11.1% for the quarter ended June 30, 2011 and 10.0% for the quarter ended March 31, 2012. Adjusted operating margin for the quarter ended June 30, 2012 was 17.1% compared to 15.5% for the quarter ended June 30, 2011 and 13.9% for the quarter ended March 31, 2012.

•

Net income for the quarter ended June 30, 2012 was $9.1 million compared to $8.5 million for the quarter ended June 30, 2011 and $8.9 million for the quarter ended March 31, 2012. Adjusted EBITDA for the quarter ended June 30, 2012 was $23.1 million compared to $17.4 million for the quarter ended June 30, 2011 and $19.5 million for the quarter ended March 31, 2012.

•

Diluted earnings per share remain flat at $0.27 for each of the quarter ended June 30, 2012, June 30, 2011 and March 31, 2012. Adjusted diluted earnings per share for the quarter ended June 30, 2012 was $0.36 compared to $0.35 for the quarter ended June 30, 2011 and $0.36 for the quarter ended March 31, 2012.

Business Announcements

•	Won a new strategic account with a global bank for transformation services.

•	Won nine new clients during the quarter, including six transformation clients and three outsourcing clients.

•	Expanded multiple outsourcing services relationships, including migrating 24 new processes in the second quarter of 2012.

•	Launched a new, 700-seat delivery center in a tax-advantaged Special Economic Zone (SEZ) in Pune, India to deliver complex operations in insurance, finance and accounting and other services.

•	Entered into a strategic alliance with MicroStrategy Incorporated to develop advanced risk analytics for the banking sector.

•	Named one of the top 10 learning and development organizations in India by the World HRD Congress CLO Awards.

•	Recognized in the Top 100 Chief Information Security Officer (CISO) Awards for 2012.

•	Grew headcount as of June 30, 2012 to approximately 19,500, compared to approximately 17,400 as of June 30, 2011 and 19,200 as of March 31, 2012.

•	Managed employee attrition for the quarter ended June 30, 2012 to 28.4%, compared to 29.7% for the quarter ended March 31, 2012.

2012 Outlook

•	Assuming a second half of 2012 exchange rate of 55 Indian rupees to the US dollar, we now project revenues of $438 million to $442 million.

•	Adjusted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, remains the same at $1.50 to $1.55.

Conference Call

EXL will host a conference call on Tuesday, July 31, 2012 at 8:00 a.m. (ET) to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at www.exlservice.com, where the accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available by dialing 1-855-859-2056 or 1-404-537-3406 and entering the conference ID “95333209” from two hours after the end of the call until 11:59 p.m. (ET) on August 13, 2012. The replay will also be available on the EXL website (www.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance and healthcare, utilities, banking and financial services, transportation and logistics and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Revenues	$108,030	$85,028	$212,638	$157,935
Cost of revenues (exclusive of depreciation and amortization)	66,045	51,998	132,717	96,217

Gross profit	41,985	33,030	79,921	61,718

Operating expenses:
General and administrative expenses	13,858	12,391	27,205	22,862
Selling and marketing expenses	7,694	6,121	15,493	11,978
Depreciation and amortization	6,040	5,110	12,399	9,962

Total operating expenses	27,592	23,622	55,097	44,802

Income from operations	14,393	9,408	24,824	16,916
Other income, net:
Foreign exchange (loss)/gain	(2,080)	1,803	(1,022)	3,451
Interest and other income, net	367	645	814	970

Income before income taxes	12,680	11,856	24,616	21,337
Income tax provision	3,626	3,381	6,646	4,501

Net income	$9,054	$8,475	$17,970	$16,836

Earnings per share:
Basic	$0.28	$0.28	$0.57	$0.57
Diluted	$0.27	$0.27	$0.55	$0.54
Weighted-average number of shares used in computing earnings per share:
Basic	31,970,881	29,859,811	31,708,237	29,740,676
Diluted	33,096,607	31,043,426	32,940,231	30,912,021

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,520	$82,393
Short-term investments	6,502	7,869
Restricted cash	807	934
Accounts receivable, net	61,673	55,672
Prepaid expenses	3,516	4,269
Deferred tax assets, net	8,120	6,228
Advance income tax, net	—	3,379
Other current assets	8,875	6,097

Total current assets	184,013	166,841

Fixed assets, net	41,252	42,320
Restricted cash	3,569	3,387
Deferred tax assets, net	14,831	16,495
Intangible assets, net	33,405	36,313
Goodwill	91,339	92,287
Other assets	19,842	19,768

Total assets	$388,251	$377,411

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,429	$4,333
Deferred revenue	6,384	7,772
Accrued employee cost	21,013	27,700
Accrued expenses and other current liabilities	29,409	30,700
Income taxes payable	160	—
Current portion of capital lease obligations	1,670	1,729

Total current liabilities	61,065	72,234

Capital lease obligations, less current portion	3,318	4,244
Non-current liabilities	21,187	22,458

Total liabilities	85,570	98,936

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 32,309,413 shares issued and 31,973,151 shares outstanding as of June 30, 2012 and 31,496,461 shares issued and 31,173,064 shares outstanding as of December 31, 2011.	32	31
Additional paid-in-capital	186,696	173,926
Retained earnings	165,016	147,046
Accumulated other comprehensive loss	(46,063)	(39,858)

Total stockholders’ equity including shares held in treasury	305,681	281,145

Less: 336,262 shares as of June 30, 2012 and 323,397 shares as of December 31, 2011, held in treasury, at cost	(3,024)	(2,693)

ExlService Holdings, Inc. stockholders’ equity	302,657	278,452
Non-controlling interest	24	23

Total stockholders’ equity	302,681	278,475

Total liabilities and stockholders’ equity	$388,251	$377,411

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. The Company believes that providing these adjusted measures may help investors better understand the Company’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. The Company believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of our ability to generate cash flow.

Additionally, the Company provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because the Company believes that it provides useful incremental information to investors regarding the Company’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the three months ended June 30, 2012 and June 30, 2011 and for the three months ended March 31, 2012:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Three months ended		Three months
	June 30,		ended March 31,
	2012	2011	2012
Net income (GAAP)	$9,054	$8,475	$8,916
add: Income tax provision and other income/(expense)	5,339	933	1,515

Income from continuing operations (GAAP)	$14,393	$9,408	$10,431

add: Stock-based compensation expense (a)	2,715	2,879	2,743

add: Amortization of acquisition-related intangibles (b)	1,365	913	1,394

Adjusted operating income (Non-GAAP)	$18,473	$13,200	$14,568

Adjusted operating income margin %	17.1%	15.5%	13.9%
add: Depreciation	4,675	4,197	4,965

Adjusted EBITDA (Non-GAAP)	$23,148	$17,397	$19,533

Adjusted EBITDA margin %	21.4%	20.5%	18.7%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Three months ended		Three months ended
	June 30,		March 31,
	2012	2011	2012
Net income (GAAP)	$9,054	$8,475	$8,916
add: Stock-based compensation expense (a)	2,715	2,879	2,743
add: Amortization of acquisition-related intangibles (b)	1,365	913	1,394
subtract: Tax impact on stock-based compensation expense	(1,075)	(1,125)	(1,086)
subtract: Tax impact on amortization of acquisition-related intangibles	(189)	(206)	(187)

Adjusted net income	$11,870	$10,936	$11,780

Adjusted diluted earnings per share	$0.36	$0.35	$0.36

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.